UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2012

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2012, Tyson Foods, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank plc, as syndication agents, and CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as documentation agents.  The Credit Agreement provides for a revolving credit line of $1 billion (of which $500 million is available for letters of credit).
The Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on August 9, 2017.
The Credit Agreement is unsecured. However, if at any time (the “Collateral Trigger Date”) the Company shall fail to have (a) a corporate rating from Moody's Investors Service, Inc. (“Moody's”) of Ba1 or better, (b) a corporate rating from Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business (“S&P”), of BB+ or better, or (c) a corporate rating from Fitch Ratings, a wholly owned subsidiary of Fimalac, S.A., of BB+ or better, the Company, any subsidiary that has guaranteed any material indebtedness of the Company, and substantially all of the Company's other domestic subsidiaries (such subsidiaries, the “Grantors”) shall be required to secure the obligations under the credit agreement and related documents with a first-priority perfected security interest in the Company's and such Grantors' cash, deposit and securities accounts, accounts receivable and related assets, inventory (together with the grant of a license to use the Company's or such Grantors' intellectual property relating to such inventory) and proceeds of any of the foregoing (the “Collateral Requirement”).
If on any date prior to any Collateral Trigger Date the Company shall have (a) a corporate rating from Moody's of Baa2 or better, (b) a corporate rating from S&P of BBB or better and (c) a corporate rating from Fitch of BBB or better, in each case with stable or better outlook, then the Collateral Requirement will no longer be effective.
Outstanding borrowings under the Credit Agreement will accrue interest at an annual rate of interest equal to (a) the Eurocurrency rate plus the applicable spread or (b) the alternate base rate plus the applicable spread, each as described below. The applicable spread will be the percentage described in the following chart that corresponds to the Company's corporate credit rating (or Credit Agreement rating, if available) from S&P, Moody's or Fitch, as applicable.

Ratings Level	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Level 1 BBB+/Baa1/BBB+ or above	0.150%	0.975%	0.000%
Level 2 BBB/Baa2/BBB	0.175%	1.200%	0.200%
Level 3 BBB-/Baa3/BBB-	0.225%	1.400%	0.400%
Level 4 BB+/Ba1/BB+	0.275%	1.600%	0.600%
Level 5 BB/Ba2/BB or lower or unrated	0.325%	1.800%	0.800%

In the event the rating levels are split, the applicable spreads will be based upon the rating level in effect for two of the rating agencies, or, if all three rating agencies have different rating levels, the applicable spreads will be based upon the rating level that is between the rating levels of the other two rating agencies.
The Company will pay a commission on letters of credit issued under the Credit Agreement at a rate equal to the applicable spread for loans based upon the Eurocurrency rate, as well as fronting fees for letters of credit set forth in a fronting fee agreement between any issuing lender and the Company.  The Company has agreed to pay certain other fees with respect to the Credit Agreement, including facility fees based on the lenders' commitments at the rates depicted in the above table and customary annual administration fees.
If at any time the Company's outstanding borrowings under the Credit Agreement (including outstanding letters of credit) exceed the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess, unless the aggregate revolving and swingline borrowings are less than such excess, in which case the Company is required to deposit cash equal to such excess in an account maintained by the Administrative Agent.
Subject to certain conditions and restrictions, the Credit Agreement will allow the Company to voluntarily reduce from time to time the amount of the revolving commitments and to prepay the loans. The Credit Agreement will also, subject to certain conditions and restrictions, allow the Company to request from time to time increases in the amount of the revolving commitments in an amount not to exceed $250 million in the aggregate.
The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company's ability (as well as those of the Company's subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; dispose of or transfer assets; change the nature of the Company's business; engage in certain transactions with affiliates; and enter into sale-leaseback or hedging transactions, in each case, subject to certain qualifications and exceptions.
In addition, the Company will be required to maintain minimum interest expense coverage and maximum debt to capitalization ratios.

The Company's indebtedness, obligations and liabilities under the Credit Agreement are unconditionally guaranteed jointly and severally by the Company and Tyson Fresh Meats, Inc., a wholly-owned subsidiary of the Company. If in the future any other subsidiary of the Company shall guarantee any material indebtedness of the Company, such subsidiary shall also be required to guarantee the Company's indebtedness, obligations and liabilities under the Credit Agreement.
The Credit Agreement contains customary events of default such as non-payment of obligations under the Credit Agreement, violation of affirmative or negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy or insolvency, ERISA and judgment defaults, invalidity of the credit documents (or the Company's assertion of any such invalidity), change of control, failure of the guarantee to remain in full force and effect, and loss of lien perfection or priority following the Collateral Trigger Date.
The foregoing description of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
 Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.
 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

Exhibit Number
10.1
Credit Agreement, dated as of August 9, 2012, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank plc, as syndication agents, and CoBank ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as documentation agents

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: August 13, 2012	By:	/s/ Matt Ellis

	Name:	Matt Ellis
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Number
10.1
Credit Agreement, dated as of August 9, 2012, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank plc, CoBank, ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank plc, as syndication agents, and CoBank ACB, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and RBC Capital Markets, as documentation agents